SECURITY PACIFIC CORPORATION

                        STOCK OPTION PLAN

                            As amended






                                    Last Amended November 3, 1997


Board of Directors                                 April 27, 1992
BankAmerica Corporation


   RESOLUTION RE AMENDMENT OF STOCK AND STOCK-BASED AWARD PLANS
                 IN CONNECTION WITH THE MERGER OF
     BANKAMERICA CORPORATION AND SECURITY PACIFIC CORPORATION
     --------------------------------------------------------

     The Board of Directors of BankAmerica Corporation ("BAC") authorizes and determines:

     1. As of April 22, 1992, the effective date of the merger of Security Pacific Corporation ("SPC") into BAC (the "Merger"),
SPC sponsored the following plans (the "SPC Stock Plans") pursuant to which awards of stock and stock-based incentives have been made:

     Security Pacific Corporation Stock-Based Incentive Award Plan Security Pacific Corporation Stock Option Plan Management Incentive Stock Plan of Rainier Bancorporation Security Pacific Corporation Performance Incentive Plan

     2. Grants and awards have been made and are outstanding under the SPC Stock Plans. BAC assumes the obligations of, and shall be successor to, SPC under the SPC Stock Plans.

     3.  The SPC Stock Plans are amended as follows, effective
April 22, 1992:

          a. Except as provided in (b), below, and unless the context clearly indicates otherwise, references to SPC shall become references to BAC and references to Security Pacific National Bank shall become references to Bank of America NT&SA.

          b. The names of the SPC Stock Plans shall remain unchanged.

          c. Unless the context clearly indicates otherwise, all references to SPC Common Stock, par value $10.00, shall become references to BAC Common Stock, par value $1.5625.

          d. Only employees of SPC prior to the Merger are eligible to participate in the SPC Stock Plans.

          e.  All references to the Executive Officers
Compensation and Development Committee of the Board of Directors of SPC and to the "Committee" in the Rainier Bancorporation Management Incentive Stock Plan shall become references to the Executive Personnel and Compensation Committee of the Board of Directors of BAC, which is and shall be composed solely of disinterested directors.

     4. BAC's Personnel Relations Officer is further authorized and directed to take such action as she deems necessary and appropriate to implement the provisions of the foregoing resolution.



                          CERTIFICATION
                          -------------

          I, Christine Lundgren, an Assistant Secretary of BankAmerica Corporation, a Delaware corporation having its principal place of business in the City and County of San Francisco, State of California, certify that the foregoing resolution is a true and correct copy of the resolution adopted by the Board of Directors of BankAmerica Corporation, at a meeting held on April 27, 1992. This resolution is still in effect.


                ----------------------------------
                       Assistant Secretary
                     BANKAMERICA CORPORATION


Dated:  May 7, 1992
        -----------




                   SECURITY PACIFIC CORPORATION

                        STOCK OPTION PLAN

1.  PURPOSE.

     The purpose of this Stock Option Plan ("Plan") is to strengthen Security Pacific Corporation ("Corporation"), by providing an additional means of retaining and attracting competent management personnel and by providing to participating officers and other key employees of the Corporation and its subsidiaries (as hereinafter defined) added incentive for high levels of performance and for unusual efforts to increase the earnings of the Corporation through the opportunity for stock ownership offered under this Plan.

2.  ADMINISTRATION.

     The Plan shall be administered by the Executive Officers Compensation and Development Committee ("Committee") of the Board of Directors ("Board") of the Corporation. The Committee shall consist of three or more members of the Board selected by, and serving at the pleasure of, the Board. There may be appointed to the Committee only members of the Board who are disinterested, i.e., who are not eligible to receive options or stock appreciation rights under the Plan and who have not been eligible, at any time within one year prior to appointment to the Committee, for selection as a person to whom stock may be allocated or to whom options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Corporation or any of its subsidiaries entitling the participants therein to acquire stock, stock appreciation rights or stock options of the Corporation or any of its subsidiaries. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or to the written consent of all of its members.

     Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, and to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this section shall be conclusive.

3.  PARTICIPATION.

     Officers and other key employees ("eligible employees") of the Corporation or of any subsidiary corporation (as such term is defined in Section 425(f) of the Internal Revenue Code of 1986, as amended, the "Code") shall be eligible for selection to participate in the Plan; provided, however, that members of the Committee shall not, while serving as members of such Committee, be eligible to receive a grant of options or stock appreciation rights under the Plan. Directors who are not officers or employees of the Corporation or any such subsidiary corporation are not eligible to participate in the Plan. The Committee shall have the authority and power to grant options and stock appreciation rights to any eligible employee other than a member of the Office of the Chairman as such body shall be constituted from time to time by the Board. With respect to the options and stock appreciation rights which the Committee is authorized to grant, the Committee may also determine the terms and provisions of the respective option agreements (which need not be identical), the designation of an option as a nonqualified option or incentive stock option, the times at which such options and stock appreciation rights shall be granted, and the number of shares subject to each option and, where applicable, companion stock appreciation right. Any action of the Committee with respect to option grants shall be taken pursuant to a majority vote of all the members of the Committee or the written consent of all of its members.

     The Board shall have the authority and power, after consideration of the recommendations of the Committee, to grant options and stock appreciation rights to any eligible employee including members of the Office of the Chairman. With respect to the options and stock appreciation rights which the Board is authorized to grant, the Board may also determine the terms and provisions of the respective option agreements (which need not be identical), the designation of an option as a nonqualified option or incentive stock option, the times at which such options and stock appreciation rights shall be granted, and the number of shares subject to each option and, where applicable, companion stock appreciation right. Any action of the Board with respect to option grants shall be taken pursuant to a vote of a disinterested majority of all the members of the Board or the written consent of all of its members. A director eligible for a grant of an option or stock appreciation right shall not participate in the vote on any such grant nor in the determination as to whether an option or stock appreciation right should be awarded to such director.

     An individual who has been granted an option may, if otherwise eligible, be granted an additional option or options and stock appreciation right or rights, if the Board or the Committee, as the case may be, shall so determine.

4.  STOCK SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 9 hereof, the stock to be offered under the Plan shall be treasury shares or shares of the Corporation's authorized but unissued Common Stock (hereinafter collectively called "stock"). The aggregate amount of stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 4,500,000 shares, subject to adjustment as set forth in Section 9 hereof. If any option granted hereunder and related stock appreciation right or rights, if any, shall lapse or terminate without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. For purposes of determining the number of shares to charge against the 4,500,000 share limitation set forth above, the exercise of a stock appreciation right or rights shall be treated as the exercise of the portion of the option or options which are surrendered in connection with the exercise of the stock appreciation right or rights.

5.  OPTIONS.

     One or more options may be granted to any eligible employee. Each option so granted shall be designated by the Board or the Committee, as the case may be, as either a nonqualified option or incentive stock option subject to the following conditions:

          (a) The option price per share of stock shall be set by the grant but shall in no instance be less than fair market value on the date of grant, based on the value of the stock on the date of grant of options as determined by the mean of the bid and asked prices for the Common Stock as supplied by the National Association of Securities Dealers, Inc., through NASDAQ and published in the Western Edition of The Wall Street Journal, or the closing price of such stock as reported on the Composite Tape and published in the Western Edition of The Wall Street Journal.

          (b) The option shall become exercisable in such manner and within such period or periods as shall be determined by the Board or the Committee, as the case may be, (subject to the limitations set forth in this Section 5 and in Sections 6 and 10 hereof) upon payment in full solely in cash, solely in shares of Common Stock or partly in such shares and partly in cash. Any shares of Common Stock received as payment for an option exercise shall be valued at the mean of the bid and asked prices for the Common Stock as supplied by the National Association of Securities Dealers, Inc., through NASDAQ and published in the Western Edition of The Wall Street Journal, or the closing price of such stock as reported on the Composite Tape and published in the Western Edition of The Wall Street Journal on the date of exercise of the stock option. The option shall lapse:

               (1)  If the grantee is then living, at the
earliest of the following times:

                    (i)  ten years after it is granted,

                    (ii) immediately upon termination of
employment by reason of a discharge for cause as that term may be determined by the Committee in its sole discretion,

                    (iii)     one year after termination of
employment if termination occurs after fifteen years of service to the Corporation and any of its subsidiary corporations or by reason of retirement or disability as those terms are determined by the Committee in its sole discretion,

                    (iv) three months after termination of
employment other than as described in (ii) and (iii) above,

                    (v)  any earlier time set by the grant; or

               (2) If the grantee dies while employed by the Corporation or any subsidiary corporation, or during the period referred to in Section 5(b)(1)(iii) or (iv) hereof, one year after the date of death subject to earlier termination pursuant to Sections 5(b)(1)(i) or (v). During the period after death, the option may, to the extent exercisable on the date of death, be exercised by the person or persons to whom the grantee's rights under the option shall pass by will or by the applicable laws of descent and distribution; and

               (3) Notwithstanding (1) and (2) above, on the date of termination of employment whether for death or any other cause to the extent of any portion of the option not exercisable on such date of termination.

               (4) Notwithstanding (1) above, effective on the date of the merger of Security Pacific Corporation and BankAmerica Corporation (the "Merger Date") the period of exercise of all outstanding options shall be extended from three months to one year after termination of employment, in the case of all terminations other than terminations by reason of death or discharge for cause; provided, however, that no such extension shall apply to any nonqualified option unless the grantee consents to such extension; and provided further, that such extension shall not be available under any incentive stock option unless, upon the written request of the grantee, the Committee shall, in its sole discretion, determine to grant such extension. Prior to the Merger Date the Committee may, in its sole discretion, extend the period of exercise of any outstanding options to one year after termination of employment subject to the receipt of the grantee's consent in the case of nonqualified options and subject to a grantee's request in the case of incentive stock options as provided in the preceding sentence.

               (5) The Committee may permit an employee to elect to defer the receipt of the shares of Common Stock upon exercise of an option under such rules as the Committee may determine in its sole discretion. If such an election is made, upon exercise of the option, the Company shall not direct the Corporation's transfer agent to register the shares of Common Stock in the name of the employee until the date determined under the Committee's rules and the employee's election.

          (c) Incentive stock options shall be so designated at the time of grant except that options granted on or before December 31, 1980, may be designated as incentive stock options on or before August 1, 1982, and options granted from January 1, 1981 through April 20, 1982, may be designated as incentive stock options on or before April 20, 1982. Incentive stock options shall be subject to the conditions specified in Section 5(a) and 5(b) and subject to the additional following conditions:

               (1) An incentive stock option granted prior to January 1, 1987, shall not be exercisable while there is outstanding, within the meaning of Section 422A of the Code, any other incentive stock option which was earlier granted to the employee.

               (2) The aggregate fair market value of the shares (determined as of the date the incentive stock option is granted) for which any employee may be granted incentive stock options in any calendar year prior to January 1, 1987, shall not exceed $100,000 plus any unused limit carried forward to such year. The unused limit carried forward available in any such year to any employee shall be determined in accordance with Section 422A of the Code.

               (3) For incentive stock options granted after December 31, 1986, the aggregate fair market value of the shares (determined as of the date the incentive stock option is granted) with respect to which such incentive stock options are exercisable for the first time (other than as a result of acceleration pursuant to Section 10) by an employee during any calendar year (under the Plan or any other incentive stock option plan of the Corporation or of any subsidiary corporation) shall not exceed $100,000.

               (4) There shall be imposed any other conditions required in order that the option be an "incentive stock option" as that term is defined in Section 422A of the Code.

6.   CONTINUATION OF EMPLOYMENT; EXERCISE.

     Each person to whom an option is granted must agree that he or she will, at the request of the Corporation, remain in the continuous employ of the Corporation or a subsidiary corporation for a period of not less than one year following the date of the granting of the option. Nothing contained in the Plan (or in any option or stock appreciation right granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Corporation or of any subsidiary corporation or to interfere in any way with the right of the Corporation or any subsidiary corporation to reduce his or her compensation from the rate in existence at the time of the granting of an option or stock appreciation right, but nothing contained herein or in an option agreement shall affect any contractual rights of an employee.

     Options shall be nonexercisable during the first year after the date of grant. If the holder of an option shall not purchase all of the shares which he or she is entitled to purchase in any given installment period, the right to purchase shares not purchased in such installment period shall continue until the lapse or termination of such option. No option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the next preceding sentences. Not less than 10 shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the option.

7.   STOCK APPRECIATION RIGHTS.

     A stock appreciation right may be granted, in the discretion of the Board or the Committee, as the case may be, concurrently with the grant of any option granted under the Plan ("companion grant") subject to Section 11 of the Plan. A stock appreciation right shall extend to all or a portion of the shares covered by the companion grant. If a stock appreciation right extends to less than all the shares covered by the companion grant and if a portion of the option contained in the companion grant is thereafter exercised, the number of shares subject to the unexercised stock appreciation right shall be reduced only if and to the extent that the remaining portion of the option contained in the companion grant covers fewer shares than the unexercised stock appreciation right would otherwise cover. A stock appreciation right shall entitle the holder (subject to the conditions and limitations set forth below), upon surrender of a then exercisable portion of the option contained in the companion grant (subject to the maximum number of shares to which the stock appreciation right extends), to receive payment of an amount determined pursuant to subparagraph (b) of the following paragraph.

     Stock appreciation rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as the Board may determine:

          (a) A stock appreciation right shall be exercisable by the holder (or such other person entitled under Section 5 of the Plan to exercise the option contained in the companion grant) only at such time or times, and to the extent, that the option contained in the companion grant could have been exercised and only when the fair market value of the stock subject to the option contained in the companion grant exceeds the exercise price of such option.

          (b) Upon exercise of the stock appreciation right and surrender of an exercisable portion of the option contained in the companion grant, the holder shall be entitled to receive payment of an amount (subject to Section 7(d) below) determined by multiplying

               (1) the difference obtained by subtracting the option exercise price per share of Common Stock subject to the companion grant from the fair market value of a share of Common Stock on the date of exercise of the stock appreciation right as determined by the mean of the bid and asked prices for the Common Stock as supplied by the National Association of Securities Dealers, Inc., through NASDAQ and published in the Western Edition of The Wall Street Journal, or the closing price of such stock as reported on the Composite Tape and published in the Western Edition of The Wall Street Journal, by

               (2) the number of shares with respect to which the stock appreciation right is exercised.

          (c) The Committee, in its sole discretion, may settle the amount determined under subparagraph (b) above solely in cash, solely in shares of Common Stock (valued at the mean of the bid and asked prices for the Common Stock as supplied by the National Association of Securities Dealers, Inc., through NASDAQ and published in the Western Edition of The Wall Street Journal, or the closing price of such stock as reported on the Composite Tape and published in the Western Edition of The Wall Street Journal on the date of exercise of the stock appreciation right), or partly in such shares and partly in cash, provided however, that in any event cash shall be paid in lieu of fractional shares.

          (d) The maximum amount per share which will be payable upon exercise of a stock appreciation right shall be the option exercise price of the option contained in the companion grant.

          (e) Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a stock appreciation right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

8.   NON-TRANSFERABILITY OF OPTIONS.

     An option or stock appreciation right granted under this Plan is non-transferable by the option holder other than by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by such option holder.

9.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     If the outstanding shares of the Common Stock of the Corporation are changed into, or exchanged for a different number or kind of shares or securities of the Corporation through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, recapitalization, reclassification, or otherwise, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in an outstanding option, however, shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share covered by the option. Corresponding adjustments shall be made with respect to stock appreciation rights based upon the adjustments made to the option contained in the companion grant.

     Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon a sale of substantially all the property of the Corporation to another corporation, this Plan shall terminate, and any option theretofore granted hereunder shall terminate, unless provision be made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices.

     In so adjusting Common Stock to reflect such changes, or in determining that no such adjustment is necessary, the Board may rely upon the advice of independent counsel and accountants of the Corporation, and the determination of the Board shall be conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

10.  CORPORATE CHANGES.

     Unless, prior to an Event (as defined below), the Board determines that, upon its occurrence, there shall be no acceleration of options or related stock appreciation rights or determines those options and related stock appreciation rights which shall be accelerated and the extent to which they shall be accelerated, each option and each related stock appreciation right shall become immediately exercisable to the full extent theretofore not exercisable notwithstanding any provision of this Plan (or of an option holder's option agreement); provided, however, that no option or stock appreciation right shall, in any event, be so accelerated to a date less than one year after the date of grant. Any of the following shall constitute an Event:

          (i) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

          (ii) Approval by the stockholders of the Corporation of any agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not subsidiaries of the Corporation, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Corporation (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question becomes, an "affiliate", as that term is used in the Securities Exchange Act of 1934 and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization);

          (iii)     Approval by the stockholders of the
Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a subsidiary of the Corporation; or

          (iv) A Change in Control, as from time to time defined in the By-Laws of the Corporation.

Acceleration of options and related stock appreciation rights shall comply with applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and Section 422A of the Code. For purposes of this Section 10 only, Board shall mean the Board as constituted immediately prior to the Event.

11.  TERMINATION, SUSPENSION AND AMENDMENT.

     The Board may at any time suspend, amend or terminate this Plan and may, with the consent of an option holder, make such modifications of the terms and conditions of his or her option and, where applicable, any related stock appreciation right, as it shall deem advisable; provided that, except as permitted under the provisions of Section 9 hereof, no amendment or modification may be adopted without approval by the vote of the holders of a majority of the Corporation's outstanding stock entitled to vote thereon which would:

          (a) increase the aggregate number of shares which may be obtained pursuant to options granted under the Plan;

          (b)  change the minimum option price;

          (c) increase the maximum term of options or stock appreciation rights provided for herein; or

          (d)  permit the granting of options or stock
appreciation rights to anyone other than an officer or other key employee of the Corporation or a subsidiary corporation.

     Notwithstanding the above, the Board or the Committee, as the case may be, may grant to an option holder, if he or she is otherwise eligible, additional options (with or without stock appreciation rights) or the Board, with the consent of the option holder, may grant a new option (with or without a stock appreciation right) in lieu of an outstanding option (with or without a stock appreciation right) for a number of shares, at an option price and for a term which in any respect is greater or less than that of the earlier option, subject to the general limitations of Section 5 hereof.

     No option or stock appreciation right may be granted during any suspension of the Plan or after its termination. Except as provided in Section 9 hereof, the amendment, suspension or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option or stock appreciation right theretofore granted under the Plan prior to such amendment, suspension or termination, including any right to acceleration under Section 10.

12.  DATE OF GRANT OF OPTIONS.

     The grant of an option or stock appreciation right pursuant to the Plan shall take place on the date of the action described in Section 3 hereof, or at such later date as shall be prescribed by the Board or the Committee, as the case may be. In the event such action is taken by written consent, the action shall be deemed to be at the date the last member of the Board or the Committee, as the case may be, signs the consent.

13.  PRIVILEGES OF STOCK OWNERSHIP; PURCHASE FOR INVESTMENT.

     The holder of an option or stock appreciation right shall not be entitled to the privilege of stock ownership as to any shares of stock not actually issued and delivered to such option holder. Upon the exercise of an option (or a stock appreciation right where stock is issued) at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the stock issuable upon exercise hereof and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, the stock may be issued only if the option holder represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof. No shares shall be purchased upon the exercise of any option or stock appreciation right unless and until any then applicable requirements of the Securities and Exchange Commission, the California Corporations Commissioner, or other regulatory agencies having jurisdiction and of any exchanges upon which stock of the Company may be listed shall have been fully complied with.

14.  TAX WITHHOLDING.

     The Corporation and any subsidiary corporation shall have the right to deduct from any payment hereunder any amounts that Federal, state, local or foreign tax law requires to be withheld with respect to such payment. In the alternative, pursuant to such rules as the Committee may establish, the option holder or other person exercising any option or stock appreciation right may pay such amounts to the Corporation or any subsidiary corporation in cash or in shares of the Corporation's Common Stock. Without limiting the generality of the foregoing, in any case where it determines that a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Corporation or any subsidiary corporation may, pursuant to such rules as the Committee may establish, reduce the number of shares so issued or transferred by such number of shares as the Corporation or any subsidiary corporation may deem appropriate in its sole discretion to accomplish such withholding. Any shares of Common Stock used to pay such withholding shall be valued on the date as of which the amount of the tax to be withheld is determined at the closing price of such stock as reported on the Composite Tape and published in the Western Edition of The Wall Street Journal. There is no obligation under this Plan that any option holder be advised of the existence of any tax or any amount required to be withheld.

     Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

15.  TERM OF THE PLAN.

     This Plan shall be effective upon approval thereof by the vote of the holders of a majority of the Corporation's outstanding Common Stock entitled to vote thereon. Unless previously terminated by the Board, this Plan shall terminate at the close of business on December 31, 1989, and no options or stock appreciation rights shall be granted under it thereafter, but such termination shall not affect any option or stock appreciation right theretofore granted.

16.  GOVERNING LAW.

     This Plan and option agreements issued hereunder shall be governed by, and construed in accordance with, the laws of the State of California.

     The following provision was added to the plan by the BAC Board of Directors on August 7, 1995. For purposes of this provision, "BankAmerica" means BankAmerica Corporation and "Company" means BankAmerica and its subsidiaries collectively.

     Notwithstanding any other provision in the Plan, the following shall apply in the event of a Change in Control, as defined below, in BankAmerica:

     Change in Control means that one of the following events has occurred:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of BankAmerica (the "Outstanding BankAmerica Common Stock") or (ii) the combined voting power of the then outstanding voting securities of BankAmerica entitled to vote generally in the election of directors (the "Outstanding BankAmerica Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from BankAmerica
(ii) any acquisition by BankAmerica, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below.

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by BankAmerica's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of BankAmerica or its principal subsidiary (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding BankAmerica Common Stock and Outstanding BankAmerica Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns BankAmerica or all or substantially all of BankAmerica's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding BankAmerica Common Stock and Outstanding BankAmerica Voting Securities, as the case may be, (provided, however, that, for the purposes of this clause (A), any shares of common stock or voting securities of such resulting corporation received by such beneficial owners in such Business Combination other than as the result of such beneficial owners' ownership of Outstanding BankAmerica Common Stock or Outstanding BankAmerica Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such beneficial owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting corporation), (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation unless such Person owned 20% or more of the Outstanding BankAmerica Common Stock or Outstanding BankAmerica Voting Securities immediately prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board (or, in the case of BankAmerica's principal subsidiary, the corresponding board of directors) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

          (iv) Approval by the shareholders of BankAmerica of a complete liquidation or dissolution of BankAmerica.

     (a) All outstanding stock options and stock appreciation rights under the Plan shall be immediately exercisable in full if BankAmerica undergoes a Change in Control.

     (b)  [intentionally left blank]

     (c)  [intentionally left blank]

     (d) The Company shall have the right to deduct from any settlement of any stock option or stock appreciation right an amount sufficient to cover withholding required by law for any federal, state or local taxes, of to take such other action as may be necessary to satisfy any such withholding obligation.

     The resolution adding the above provision provided that no modification, suspension, amendment or termination of the Plan may be made which would adversely affect the rights of any employee or former employee under the amendment with respect to any stock option or stock appreciation right granted under the Plan prior to the date of such modification, suspension, amendment or termination.